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United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On October 21, 2026, Old Second Bancorp, Inc. (the “Company’s”) issued a press release announcing its financial results for the third quarter ended September 30, 2026, along with certain other financial information. Copies of the Company’s press release and loan portfolio disclosures are attached as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release of Old Second Bancorp, Inc. dated October 21, 2026

99.2	Loan Portfolio Disclosures for Old Second Bancorp, Inc. dated September 30, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: October 21, 2026	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer

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